IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

NATHAN CARTER, Plaintiff, v. B. RILEY SECURITIES, INC., B. RILEY PRINCIPAL 150 SPONSOR CO., LLC, B. RILEY PRINCIPAL INVESTMENTS, LLC, B. RILEY FINANCIAL, INC., DANIEL SHRIBMAN, BRYANT RILEY, NICHOLAS HAMMERSCHLAG, ROSS LEVINSOHN, SAMUEL MCBRIDE, and TIMOTHY PRESUTTI, Defendants.	)	C.A. No. 2024-0605-KSJM

STIPULATION AND AGREEMENT OF SETTLEMENT, COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise, and Release, dated February 13, 2025 (with the Exhibits hereto, the "**Stipulation,**" and the settlement contemplated hereby, the "**Settlement**"), regarding the above-captioned stockholder class action (the "**Action**"), is entered into by and among the following parties: (i) plaintiff Nathan Carter ("**Plaintiff**"), on behalf of himself and the Class (as defined herein); (ii) defendants Daniel Shribman, Bryant Riley, Nicholas Hammerschlag, Ross Levinsohn, Samuel McBride, and Timothy M. Presutti (collectively, the "**Individual Defendants**") and B. Riley Securities, Inc., B. Riley Principal 150 Sponsor Co., LLC (the "**Sponsor**"), B. Riley Principal Investments,

LLC, B. Riley Financial, Inc. (collectively with the Sponsor, the "**Entity Defendants**" and together with the Individual Defendants, the "**Defendants**"); and (iii) non-party GameSquare Holdings, Inc., as successor to FaZe Clan, Inc. ("**GameSquare**" or the "**Company**") and together with Plaintiff and Defendants (the "**Parties**").

This Stipulation is submitted pursuant to Court of Chancery Rule 23. Subject to the terms and conditions set forth herein and the approval of the Court, the Settlement embodied in this Stipulation is intended: (i) to be a full and final disposition of the Action; (ii) to state all of the terms of the Settlement and the resolution of the Action; and (iii) to fully, finally, and forever compromise, resolve, discharge and settle the Released Claims and result in the complete dismissal of the Action with prejudice.[1]

RECITALS

WHEREAS:

Summary of the Action

A. On June 19, 2020, B. Riley Principal 150 Merger Corp. ("**BRPM**"), a special purpose acquisition company, was incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock

[1] Capitalized terms have the meanings set forth in the "Definitions" section below or as otherwise defined in this Stipulation.

purchase, reorganization or similar business combination with one or more businesses.

B. On February 23, 2021, BRPM completed its initial public offering ("**IPO**") of 17.25 million units at a price of $10.00 per unit, generating gross proceeds of $172.5 million. Each unit consisted of one share of BRPM Class A common stock ("**Common Stock**"), and one-third of one public warrant redeemable at a price of $11.50 per share.

C. The funds raised from the IPO were placed in a trust account for the benefit of BRPM public stockholders, who had the right to redeem all or a portion of their shares of Common Stock at a per-share price, payable in cash, equal to their pro rata share of the aggregate amount on deposit in the trust account upon the occurrence of certain events.

D. On December 29, 2021, BRPM entered into the first business combination agreement ("**Merger Agreement**") with (i) FaZe Clan Inc. ("**Legacy FaZe**"), pursuant to which Legacy FaZe would merge with and become a subsidiary of BRPM (the "**Merger**").

E. On March 10, 2022, BRPM filed with the United States Securities and Exchange Commission ("**SEC**") a Form 8-K, disclosing that Legacy FaZe waived the requirement that BRPM have a minimum of $128 million in cash available after redemptions and transaction expenses.

F. On June 21, 2022, BRPM filed with the SEC a prospectus ("**Prospectus**"). The Prospectus informed stockholders that they had the right to redeem their stock before the Merger for approximately $10 per share. The Prospectus also informed stockholders that those who wanted to exercise their redemption right (the "**Redemption Right**") had to do so by July 13, 2022 (the "**Redemption Deadline**").

G. On July 13, 2022, the Redemption Right expired and holders of 15.8 million shares of BRPM Common Stock (the "**Redeeming Stockholders**") exercised their Redemption Right.

H. On July 15, 2022, BRPM stockholders voted to approve the Merger.

I. Following the Merger, BRPM was renamed FaZe Holdings Inc.

J. On June 4, 2024, Plaintiff commenced an action against Defendants, on behalf of himself and similarly situated current and former Company stockholders, by filing a Verified Class Action Complaint in the Court of Chancery of the State of Delaware (the "**Court**") bearing the caption *Nathan Carter v. Bryant R. Riley Securities, Inc., et al.*, C.A. No. 2024-0605-KSJM (the "**Complaint**") (Trans. ID 73304866). The Complaint alleged claims against the Defendants for breach of fiduciary duties as directors, officers, and/or alleged controllers of BRPM.

K. On June 20, 2024, Plaintiff served defendants with a first set of requests for production of documents and a first set of interrogatories.

L. Following arm's-length negotiations, on August 27, 2024, the Parties entered into a settlement term sheet (the "**Settlement Term Sheet**") that reflected the Parties' agreement in principle to settle the Action.

M. Pursuant to the terms of the Settlement Term Sheet, the Parties negotiated for the production of confirmatory discovery relating to the underlying claims in the Action, which included a search of electronically stored information using an agreed-upon search protocol and production of documents. This resulted in the production of 3,073 documents (27,906 pages of documents). Additionally, Plaintiff took the depositions of Tamara Brandt and Daniel Shribman.

N. This Stipulation (together with the Exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, and reflects the final and binding agreement between the Parties.

Plaintiff's Claims and the Benefits of the Settlement

O. Based upon their investigation, Plaintiff and Plaintiff's Counsel believe that his claims were brought in good faith and have had substantial merit at all times, but also believe that the Settlement set forth herein provides substantial and immediate benefits for the Class. In addition to these substantial benefits, Plaintiff and Plaintiff's Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses

to, the claims asserted in the Action; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action through trial and appeals; (vi) a financial analysis of the damages prepared by Plaintiff's expert Stephen Kempainen of the Michel-Shaked Group; and (vii) the conclusion of Plaintiff and Plaintiff's Counsel that the terms and conditions of the Settlement and this Stipulation are fair, reasonable, and adequate, and that it is in the best interests of the Class to settle the claims asserted in the Action on the terms set forth herein. The Settlement and this Stipulation shall in no event be construed as, or deemed to be evidence of a concession by Plaintiff of any infirmity in the claims asserted in the Action.

P. Based on Plaintiff's Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff's Counsel believes that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon the Class. Based upon his direct oversight of the prosecution of this Action, as well as evaluation and input from Plaintiff's Counsel, Plaintiff has determined that the Settlement is in the best interests of the Class, and has agreed to the terms and conditions set forth in this Stipulation.

Defendants' Denial of Wrongdoing and Liability

Q. Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever alleged in the Action. Defendants make no admission of liability or any form of wrongdoing whatsoever. Neither the Term Sheet, the Stipulation, the Settlement, nor the negotiations leading to execution of the Term Sheet or the Settlement, nor any proceedings taken pursuant to or in connection with the Term Sheet or the Stipulation, and/or approval of the Settlement shall be offered against any Party or any releasees as evidence of any presumption, admission, or concession by any Party or any other of the releasees of any fault, liability, or wrongdoing of any kind (or any lack thereof) or of any damages whatsoever (or lack thereof).

R. Nevertheless, Defendants and GameSquare have determined to enter into the Settlement on the terms and conditions set forth in this Stipulation solely to put Released Plaintiff's Claims to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages. For the avoidance of doubt, nothing in this Stipulation or the Settlement shall be construed as an admission by Defendants or GameSquare of any wrongdoing, fault, liability, or damages whatsoever.

S. The Parties recognize that the Action has been filed and prosecuted by Plaintiff in good faith and defended by Defendants in good faith and further that the

Settlement Payments, and the other terms of the Settlement as set forth herein, were negotiated at arm's-length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court pursuant to Court of Chancery Rule 23, that the Action shall be fully and finally compromised, settled, and dismissed with prejudice, and that (i) all Released Plaintiff's Claims shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided herein) as against all Released Defendant Parties (as defined below) and Released GameSquare Parties (as defined below), and (ii) all Released Defendants' Claims (as defined below) shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided herein) as against all Released Plaintiff Parties (as defined below), upon and subject to the following terms and conditions of the Settlement:

A. Definitions

1. The following capitalized terms, used in this Stipulation and its Exhibits, shall have the meanings specified below:

a. "Administration Costs" means all costs, fees, and expenses associated with the administration or disbursement of the Settlement Fund,

including, without limitation, processing claims made by Eligible Class Members, calculating payments to Eligible Class Members or resolving any dispute relating thereto, or any other cost, fee, or expense otherwise incurred by the Settlement Administrator or Plaintiff's Counsel in administering or carrying out the terms of the Settlement.

b. "Class" means a non-opt out class for settlement purposes only, and pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), consisting of all record and beneficial holders of BRPM Common Stock as of the Redemption Date who were entitled to, but did not, redeem such shares, together with their heirs, assigns, transferees and successors-in-interest.

c. "Class Distribution Order" means an order authorizing the specific distribution of the Net Settlement Fund.

d. "Class Member" means a Person who is a member of the Class.

e. "Class Period" means the period between February 23, 2021 through July 13, 2022.

f. "GameSquare Counsel" means Baker & Hostetler LLP.

g. "Custodian" means a broker-dealer, bank, sub-custodian or other nominee that holds securities in its name on behalf of a beneficial owner.

h. "Defendants' Counsel" means Willkie Farr & Gallagher LLP and Richards, Layton & Finger, P.A.

i. "DTC" means the Depository Trust & Clearing Corporation, including its subsidiary the Depository Trust Company.

j. "DTC Participants" means all DTC participants that held BRPM Common Stock immediately after the Redemption Date.

k. "Effective Date" means the first date by which all of the events and conditions specified in Paragraph 17 of this Stipulation have been met and have occurred or have been waived in writing.

l. "Eligible Class Members" means those Class Members who held Eligible Shares, *i.e.*, holders of BRPM Common Stock on July 13, 2022 who had the right to but did not exercise their redemption rights as to all shares of Common Stock held by them in connection with the Merger.

m. "Eligible Shares" means shares of BRPM Common Stock owned by Class Members immediately after the Redemption Deadline that were not submitted for redemption in connection with the Merger.

n. "Escrow Account" means the bank account that is maintained by the Settlement Administrator and into which the Settlement Fund will be deposited and held.

o. "Escrow Agent" means the agent or agents who shall be chosen by the Settlement Administrator to administer the Escrow Account.

p. "Excluded Persons" means:

i. (a) Defendants and GameSquare; (b) the directors, officers, or partners of BRPM as of the Redemption Date; (c) the members of immediate families of Defendants or any person who was a director, officer, or partner of FaZe Clan, Inc. as of the Redemption Date; (d) the parents, subsidiaries, and affiliates of GameSquare; (e) any entity in which any Defendant or any other excluded party has, or had a controlling interest as of the Redemption Date; and (f) the heirs, successors, or assigns of any such excluded person or entity and the legal representatives of Defendants.

q. "Exhibits" means the exhibits attached hereto.

r. "FDIC" means the Federal Deposit Insurance Corporation.

s. "Fee and Expense Award" means an award to Plaintiff's Counsel of fees and expenses to be paid from the Settlement Fund and approved by the Court in accordance with the Settlement, in full satisfaction of any and all claims for attorneys' fees or expenses that have been, could be, or could have been asserted by Plaintiff's Counsel or any other counsel for any Class Member.

t. "Final" when referring to any judgment or order entered by the Court, means that one of the following has occurred: (i) the time for the filing or noticing of any motion for reconsideration, reargument, appeal, or review of the judgment or order has expired without any such filing or notice; or (ii) the judgment or order has been affirmed in all material respects on an appeal or after

reconsideration or other review and is no longer subject to further review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal, or review of such judgment or order (or any order affirming it) has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys' fees and expenses or the Plan of Allocation, or any other plan of allocation, in this Action shall have no effect on finality for purposes of determining the date on which the Order and Final Judgment becomes Final, and shall not prevent, limit, or otherwise affect whether the Order and Final Judgment are considered Final.

u. "First Payment" means the sum of one hundred thousand United States dollars ($100,000) in cash paid into the Escrow Account.

v. "Insurance Carrier" means the issuer of BRPM's D&O insurance policy for the policy period from May 20, 2020 to November 16, 2026.

w. "Material Adverse Event" means (a) insolvency; (b) a delisting of GameSquare common stock from the NASDAQ; (c) the filing of a bankruptcy petition by GameSquare, or an involuntary bankruptcy petition filing by any of GameSquare's creditors; or (d) any claim by any of its creditors that GameSquare is in violation of any of its debt covenants.

x. "Net Settlement Fund" means the balance remaining in the Settlement Fund after the payment of (a) any Taxes or Tax Expenses; (b) any

Administration Costs or Notice Costs; (c) any Fee and Expense Award awarded by the Court; and (d) any other costs or fees approved by the Court.

y. "Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear substantially in the form attached hereto as Exhibit B.

z. "Notice Costs" means the reasonable costs, fees, and expenses associated with providing notice of the Settlement to the Class.

aa. "Order and Final Judgment" means the Order and Final Judgment to be entered in the Action substantially in the form attached hereto as Exhibit D, or as modified by agreement of the Parties in writing.

bb. "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, affiliate, joint stock company, investment fund, estate, legal representative trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

cc. "Plaintiff's Counsel" means Levi & Korsinsky, LLP and Ashby & Geddes, P.A.

dd. "Plan of Allocation" means the proposed plan of allocation of the Net Settlement Fund to Eligible Class Members, set forth in Exhibit E hereto, or such other plan of allocation approved by the Court.

ee. "Redemption Date" means July 13, 2022.

ff. "Released Claims" means Released Plaintiff's Claims and Released Defendants' Claims, collectively or individually.

gg. "Released Defendant Parties" means Defendants as well as each of their respective current and former parents, affiliates, subsidiaries, committees, insurers, reinsurers, heirs, executors, administrators, trustees, estates, agents, employees, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, immediate family members, beneficiaries, assigns, advisors, counsel, representatives, and any entity under their control.

hh. "Released GameSquare Parties" means GameSquare as well as each of its respective current and former parents, affiliates, subsidiaries, committees, insurers, reinsurers, heirs, executors, administrators, trustees, estates, agents, employees, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, immediate family members, beneficiaries, assigns, advisors, counsel, representatives, and any entity under their control.

ii. "Released Defendants' Claims" means claims upon the Effective Date of the Settlement, Defendants shall release the Released Plaintiff Parties from all claims, liabilities, sanctions, complaints, and causes of action of every nature and description, including Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or

relate to the investigation, institution, prosecution, or settlement of the claims asserted in the Action, except for claims to enforce the Settlement.

jj. "Released GameSquare Claims" means upon the Effective Date of the Settlement, GameSquare shall release any and all claims and causes of action against the Released Plaintiff Parties and Plaintiff's Counsel of every nature and description, including Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or relate to the institution, prosecution, or settlement of the claims asserted in the Action, except for claims to enforce the Settlement.

kk. "Released Parties" means Released Plaintiff Parties, Released Defendant Parties, and Released GameSquare Parties, collectively or individually.

ll. "Released Plaintiff Parties" means Plaintiff, and each and every other member of the Class, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under or through, any of them, and each of them, including Plaintiff's Counsel, any experts engaged by Plaintiff in connection with the Action, and the Settlement Administrator, together with their predecessors-in-interest, predecessors,

successors-in-interest, successors, and assigns, each of the foregoing in their capacities as such only.

mm. "Released Plaintiff's Claims" means upon the Effective Date of the Settlement, the Plaintiff, and each and every other member of the Class, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors, representatives, trustees, executors, executors, administrators, estates, heirs, assigns, and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under or through, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns, each of the foregoing in their capacities as such only, shall release the Defendants and GameSquare as well as each of their respective current and former parents, affiliates, subsidiaries, committees, insurers, reinsurers, heirs, executors, administrators, trustees, estates, agents, employees, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, immediate family members, beneficiaries, assigns, advisors, counsel, representatives, and any entity under their control (collectively, the "**Defendant Releasees**"), from all claims and causes of action of every nature and description, including Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule, that Plaintiff asserted or could have asserted in connection with

or arising from the facts and circumstances alleged in the Verified Class Action Complaint, except for claims to enforce the Settlement.

nn. "Releases" means Released Defendants' Claims and Released Plaintiff's Claims, collectively or individually. "Releases" shall have the same meaning as "Released Claims."

oo. "Scheduling Order" means the [Proposed] Scheduling Order With Respect to Notice and Settlement Hearing substantially in the form attached hereto as Exhibit A.

pp. "Second Payment" means one million United States dollars ($1,000,000) in cash plus an exact number of freely tradeable, unrestricted shares of the common stock of GameSquare that shall equal two million one hundred fifty thousand United States Dollars ($2,150,000) in aggregate value, calculated based on the closing price on the last day immediately prior to the final settlement hearing (the "**Stock Payment**"), which shall be deposited into the Escrow Account. Alternatively, GameSquare and the Entity Defendants shall have the option, to be exercised in their discretion, to pay up to two million one hundred fifty thousand United States Dollars ($2,150,000) in cash into the Escrow Account to satisfy the Stock Payment in whole or in part.

qq. "Securities Transfer Records" means the stock transfer records maintained by or on behalf of the Company listing the names, mailing addresses,

and, if available, email addresses for all registered holders of BRPM Common Stock during the Class Period, including information identifying all Class Members, the number of Eligible Shares held by each Class Member, and all Redeeming Stockholders and the number of shares each Redeeming Stockholder redeemed.

rr. "Settlement Administrator" means the class action settlement administrator selected by Plaintiff's Counsel in connection with the Settlement.

ss. "Settlement Fund" means the sum of three million two hundred fifty thousand United States Dollars ($3,250,000), consisting one million one hundred thousand United Stated Dollars ($1,100,000) in cash and two million one hundred fifty thousand United States Dollars ($2,150,000) in the common stock of GameSquare (subject to the Entity Defendants' and GameSquare's option to pay cash with respect to the Stock Payment) (the "Settlement Amount").

tt. "Settlement Hearing" means the hearing to be held by the Court to, among other things: (i) determine whether to finally certify the Class for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (ii) determine whether Plaintiff and Plaintiff's Counsel have adequately represented the Class, and whether Plaintiff should be finally appointed as Class representative for the Class and Plaintiff's Counsel should be finally appointed as Plaintiff's Counsel for the Class; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Class and in the best

interests of the Class; (iv) determine whether the Action should be dismissed with prejudice and the Releases provided under this Stipulation should be granted; (v) determine whether the Order and Final Judgment approving the Settlement should be entered; (vi) determine whether the Plan of Allocation of the Net Settlement Fund is fair and reasonable, and should therefore be approved; (vii) determine whether and in what amount any Fee and Expense Award should be paid to Plaintiff's Counsel out of the Settlement Fund; (viii) hear and rule on any objections to the Settlement, the Plan of Allocation, and/or Plaintiff's Counsel's application for a Fee and Expense Award; and (ix) consider any other matters that may properly be brought before the Court in connection with the Settlement.

uu. "Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear substantially in the form attached hereto as Exhibit C, which will be published on a national wire service and mailed in postcard form to Class Members, and will direct recipients to the Notice on the Settlement Administrator's website.

vv. "Taxes" means any taxes (including any estimated taxes, interest, penalties, or additional amounts) arising with respect to income earned by the Settlement Fund, including with respect to (i) any income earned by the Settlement Fund for any period during which the Settlement Fund on deposit in the Escrow Account is not treated, or does not qualify, as a "qualified settlement fund" for

federal or state income tax purposes, and (ii) the payment or reimbursement by the Settlement Fund of any amounts described in clause (i).

ww. "Tax Expenses" means expenses and costs incurred in connection with determining the amount of, and paying, any Taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) any tax returns).

xx. "Termination Notice" means written notice of a Party's election of their right to terminate the Settlement and this Stipulation.

yy. "Unknown Claims" means (i) any Released Plaintiff's Claims that Plaintiff or any other Class Member does not know or suspect to exist in their favor at the time of the release of Released Defendant Parties and Released GameSquare Parties, and (ii) any Released Defendants' Claims that any Defendant or GameSquare does not know or suspect to exist in their favor at the time of the release of Released Plaintiff Parties, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement or to object or not to object to the Settlement. With respect to the Released Claims, the Parties stipulate and agree that, upon the occurrence of the Effective Date, the Parties shall waive expressly, and by operation of the Order and Final Judgment, each Class Member shall be deemed to have, and shall have, expressly waived, relinquished,

and released any and all provisions, rights, and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, that is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties, and Class Members (by operation of law), to completely, fully, finally, and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of "Released Plaintiff's Claims" and "Released Defendants' Claims" was separately bargained for and was a material element of the Settlement and was

relied upon by each and all of Plaintiff, Defendants, and GameSquare in entering into this Stipulation.

B. Settlement Consideration

2. In consideration for the full and final release, settlement, dismissal, and discharge of any and all of the Released Claims against the Released Parties, the Parties have agreed to the following:

a. The Settlement Payments:

i. Within ten (10) business days after execution of this Stipulation, Plaintiff's Counsel shall provide complete wire transfer information, instructions, as well as a completed Form W-9, and the name and telephone number of a person with knowledge who verbally can confirm the wiring instructions, to Defendants and Insurance Carrier representatives to Defendants' Counsel on behalf of the Individual Defendants.

ii. Within thirty (30) business days after execution of this Stipulation, the Entity Defendants shall cause their Insurance Carrier to pay the First Payment into the Escrow Account, provided that Plaintiff's Counsel has provided complete wire transfer information and instructions as well as a completed Form W-9 to the Defendants or to Defendants' Counsel pursuant to Paragraph B(2)(a)(i) of this Stipulation.

iii. No later than twenty (20) business days after final approval of the Settlement by the Court, the Entity Defendants and GameSquare shall pay the Second Payment into the Escrow Account, subject to their election with respect to the Stock Payment.

iv. Payment of the cash portion of the Settlement Amount shall be made by wire transfer into the Escrow Account; payment shall not be made by check.

b. If the Settlement Amount is not paid in a timely manner in accordance with Paragraph B(2)(a) above, Plaintiff may exercise his right to terminate the Settlement under Paragraph 43 below.

C. Scope of the Settlement

3. Upon entry of the Order and Final Judgment, the Action shall be dismissed in its entirety and with prejudice. Each Party shall each bear its own costs and legal fees, except (1) any costs associated with administrating and distributing the Settlement, which shall be paid out of the Escrow Account; and (2) any costs and legal fees awarded by the Court to Plaintiff's Counsel, which shall be paid from the Escrow Account.

4. Upon the Effective Date, the Released Plaintiff Parties shall have fully, finally, and forever released, settled, and discharged Released Defendant Parties and Released GameSquare Parties from and with respect to every one of Released

Plaintiff's Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Plaintiff's Claims against any of Released Defendant Parties and Released GameSquare Parties.

5. Upon the Effective Date, the Released Defendant Parties and GameSquare shall have fully, finally, and forever released, settled, and discharged Released Plaintiff Parties from and with respect to every one of Released Defendants' Claims and Released GameSquare Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Defendants' Claims or Released GameSquare Claims against any of Released Plaintiff Parties.

D. Class Certification

6. Solely for the purposes of the Settlement and for no other purpose, the Parties agree to: (a) certification of the Action as a non-opt-out class action pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and 23(b)(2) on behalf of the Class; (b) appointment of Plaintiff as Class representative for the Class; and (c) appointment of Plaintiff's Counsel as counsel for the Class.

7. The certification of the Class shall be binding only with respect to the Settlement and this Stipulation. In the event that the Settlement or this Stipulation is terminated pursuant to their terms or the Effective Date fails to occur, the

certification of the Class shall be deemed vacated and the Action shall proceed as though the Class had never been certified.

E. Submission of the Settlement to the Court for Approval

8. Promptly upon execution of the Stipulation, the Plaintiff and Defendants will file the Stipulation with the Court and seek certification of the Class as defined in Paragraph A(1)(b) and entry of a Scheduling Order authorizing notice of the Settlement and scheduling a Settlement Hearing.

9. In accordance with the Scheduling Order, the Settlement Administrator shall mail, or cause to be mailed, by first class U.S. mail, postage prepaid, or other mail service if mailed outside the U.S., the Summary Notice to each Class Member at their last known address appearing in the Securities Transfer Records. All record holders of stock who hold such stock on behalf of beneficial owners and who receive the Summary Notice shall be requested to forward the Summary Notice promptly to such beneficial owners. The Settlement Administrator shall use reasonable efforts to provide notice to such beneficial owners by making additional copies of the Summary Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners. In accordance with the Scheduling Order, Plaintiff's Counsel shall also cause the Summary Notice to be published on a national wire service and on Levi & Korsinsky, LLP's firm website, and GameSquare shall cause the Summary Notice to be filed with the United States

Securities and Exchange Commission as an exhibit to a Form 8-K filing. The Summary Notice will direct the recipient to the full Notice, which will be made available on a website devoted to this Settlement, to be created and maintained by the Settlement Administrator.

10. Any and all Notice Costs shall be paid from the Settlement Fund, regardless of the form or manner of notice approved or directed by the Court and regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur. In no event shall Plaintiff, Released Defendant Parties, or any of their attorneys have any liability or responsibility for the Notice Costs. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, no Notice Costs and/or Administration Costs actually paid or incurred shall be returned or repaid to the Company or the Insurance Carrier.

11. The Parties and their respective attorneys agree to use their individual and collective best efforts to obtain Court approval of the Settlement as soon as practicable and to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Settlement provided for in this Stipulation and the dismissal of the Action with prejudice. The Parties and their respective attorneys agree to cooperate

fully with one another in seeking the Court's approval of the Settlement and this Stipulation and to use their best efforts to effect the consummation of the Settlement.

12. If the Settlement embodied in this Stipulation is approved by the Court, the Parties shall request that the Court enter the Order and Final Judgment.

13. In the event the Settlement is not approved by the Court or does not become Final or is not consummated for any reason, then the Settlement Fund, including any interest (but excluding any cost incurred in connection with providing notice to the Class), shall be returned to the entities which funded the Settlement Fund within fifteen (15) business days.

F. <u>Stay Pending Court Approval</u>

14. The Parties hereby agree to stay the proceedings in the Action, to file no further actions against the Released Parties asserting any Released Claims, and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself, pending the occurrence of the Effective Date. The Parties' (and any third-parties') respective deadlines to respond to any filed or served pleadings, motions, or discovery requests are extended indefinitely. Any Party may inform the recipient of any subpoenas issued in connection with the Action (regardless of which Party issued the subpoena) that the proceedings in the Action are stayed pending approval of the Settlement and entry of the Order and Final Judgment.

15. The Parties agree to use their best efforts to seek the stay and dismissal of, and to oppose entry of any interim or final relief in favor of, any Class Member, in any other proceedings against any of Defendants, GameSquare, or any other Released Defendant Parties or Released GameSquare Parties that challenge the Settlement or otherwise assert or involve, directly or indirectly, any of the Released Plaintiff's Claims against any of Released Defendant Parties or Released GameSquare Parties.

16. Notwithstanding Paragraphs 14 and 15 above, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or the Settlement or to otherwise respond in the event any Person objects to this Stipulation, the Settlement, the Order and Final Judgment, the Fee and Expense Award, or the Plan of Allocation.

G. Conditions of Settlement

17. The Effective Date of the Settlement shall be deemed to occur on the occurrence or written waiver of all of the following events, which events the Parties shall use their best efforts to achieve:

a. the payment in full of the Settlement Fund into the Escrow Account in accordance with Paragraph B(2)(a)(ii) above;

b. the Court's certification of the Class as a non-opt-out settlement class;

c. the Court's entry of the Order and Final Judgment, including the Releases substantially in the form set out in this Stipulation and the dismissal with prejudice of the Action without the award of any damages, costs, or fees and expenses, except as provided for in this Stipulation; and

d. the Order and Final Judgment becoming Final.

18. Upon the occurrence of the Effective Date, any and all remaining interest or right in the Settlement Fund of Defendants, the Company, or any other of Released Defendant Parties or Released GameSquare Parties, including, but not limited to, the Insurance Carrier, shall be absolutely and forever extinguished, and the Releases provided under this Stipulation shall be effective.

H. <u>Attorneys' Fees and Expenses</u>

19. Plaintiff's Counsel intends to petition the Court for a Fee and Expense Award, which application will be wholly inclusive of any request for attorneys' fees and expenses on behalf of any Class Member or their counsel in connection with the Settlement. The Parties acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid from the Settlement Fund and shall reduce the Settlement consideration paid to the Class accordingly. Defendants will take no position on attorneys' fees and expenses.

20. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys' fees and

expenses. Any disapproval of modification of any application for attorneys' fees and expenses by the Court or an appeal shall not affect or delay the enforceability of the Settlement, provide any Party with the right to terminate the Settlement, impose any obligation on any Defendant, subject any Defendant in any way to an increase in the amount paid on their behalf in connection with the Settlement, or affect or delay the binding effect of finality of the Settlement and the releases by any Party. For the avoidance of doubt, Plaintiff's counsel will only seek an award for attorneys' fees and expenses and any service award from the Settlement Fund; Plaintiff and Plaintiff's Counsel will not seek any additional fees, costs, expenses, or other monetary sum from Defendants or GameSquare; and Plaintiff and Plaintiff's Counsel shall not make any other fee application in connection with the Action in the Court or in any other court or other tribunal or forum.

21. The Fee and Expense Award shall be paid from the Settlement Fund to Plaintiff's Counsel within fourteen (14) calendar days of the Court's entry of any order awarding Plaintiff's Counsel attorneys' fees or expenses or as soon thereafter as the Settlement Fund is fully funded, notwithstanding the existence of any timely filed objections to the Fee and Expense Award or any appeal or potential for appeal therefrom, or collateral attack on the Fee and Expense Award, the Settlement, or any part thereof, subject to Plaintiff's Counsel's obligation to make refunds or repayments to the Settlement Fund, if the Settlement is terminated pursuant to the

terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final. Plaintiff's Counsel shall make the appropriate refund or repayment in full no later than thirty (30) business days after: (a) receiving from Defendants or the Company a notice of termination of the Settlement pursuant to the terms of this Stipulation; or (b) any order disapproving, reducing, reversing, or otherwise modifying the Fee and Expense Award has become Final.

22. This Stipulation, the Settlement, the Order and Final Judgment, and whether the Order and Final Judgment becomes Final, are not conditioned upon the approval of any Fee and Expense Award, either at all or in any particular amount, by the Court. The Fee and Expense Award may be considered separately from this Stipulation and the proposed Settlement. Any disapproval or modification of the Fee and Expense Award by the Court or on appeal shall not (a) affect or delay the enforceability of this Stipulation or the Settlement, (b) provide any Party the right to terminate the Settlement, (c) affect or delay the binding effect or finality of the Order and Final Judgment or the release of the Released Claims against the Released Parties, or (d) prevent the occurrence of the Effective Date.

23. Plaintiff's Counsel may seek Court approval for a service award for Plaintiff, not to exceed $2,500, to be paid exclusively out of the Fee and Expense

Award. Plaintiff's Counsel warrants that no portion of any Fee and Expense Award shall be paid to Plaintiff or any Class Member except as may be approved by the Court.

24. Plaintiff's Counsel shall be responsible for allocating and paying any portion of the Fee and Expense Award to any other counsel or any Class Member. Released Defendant Parties and Released GameSquare Parties shall not have any liability to any counsel for any Class Member for any claimed attorneys' fees and expenses in connection with the Action or the Settlement.

I. The Settlement Fund

25. The Settlement Fund shall be used to pay: (a) any Taxes or Tax Expenses; (b) any Administration Costs or Notice Costs; (c) any Fee and Expense Award awarded by the Court; and (d) any other costs or fees approved by the Court. The Net Settlement Fund shall be distributed pursuant to the Plan of Allocation approved by the Court. GameSquare and Entity Defendants' sole obligation with respect to payment of the Settlement Fund shall be to pay or cause to be paid the Settlement Fund.

26. Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds

shall be distributed or returned to the Company and/or the Insurance Carrier pursuant to the terms of this Stipulation and/or further order of the Court.

27. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Neither the Released Defendant Parties nor the Released GameSquare Parties shall have any responsibility or liability for any decrease in value in the funds deposited in the Escrow Account.

28. The Settlement Fund is intended to be a "qualified settlement fund" within the meaning of Treasury Regulation § 1.468B-1, and Plaintiff's Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for timely and properly filing or

causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Plaintiff's Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. Upon written request, the Company shall provide to Plaintiff's Counsel the statement described in Treasury Regulation § 1.468B-3(e). Plaintiff's Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this Paragraph, including, as necessary, making a "relation back election," as described in Treasury Regulation § 1.468B-1(j), to cause the qualified settlement fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

29. All Taxes and Tax Expenses shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by Plaintiff's Counsel and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous Paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. Released Defendant Parties and Released GameSquare Parties shall have no responsibility or liability for

any such Taxes or Tax Expenses or the acts or omissions of Plaintiff's Counsel or its agents with respect to the payment of Taxes or Tax Expenses, as described herein.

30. The Settlement Fund is an all-in settlement number, meaning that it includes not only amounts to resolve claims and allegations in the Action but also all attorneys' fees, administration costs, notice costs, expenses, as well as any other costs, expenses, or fees of any kind whatsoever associated with the resolution of the Action.

31. The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, none of Defendants, the Company, the Insurance Carrier, any other Released Defendant Parties or Released GameSquare Parties, or any other Person who or which paid any portion of the Settlement Amount, shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever.

32. Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, Plaintiff's Counsel may pay from the Settlement Fund, without further approval from Defendants or the Company or further order of the Court, all Notice Costs or Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative

expenses incurred and fees charged by the Settlement Administrator in connection with providing notice and administering the Settlement, and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice Costs, Administration Costs, Taxes, or Tax Expenses actually paid or incurred, including any related fees, shall not be returned or repaid to the Company and/or the Insurance Carrier.

J. Settlement Administration

33. Plaintiff's Counsel shall engage the Settlement Administrator, subject to the approval of the Court, which shall provide notice of the Settlement to the Class and for the disbursement of the Net Settlement Fund to Eligible Class Members as set forth in the Plan of Allocation. Released Defendant Parties and Released GameSquare Parties shall not have any involvement in or any responsibility, authority, or liability whatsoever for the selection of the Settlement Administrator, the giving of Notice to the Class, or the disbursement of the Net Settlement Fund to Eligible Class Members.

34. Company shall cooperate with Plaintiff's Counsel in providing notice of the Settlement to the Class and administering the Settlement, which cooperation shall include, but not be limited to, the Company providing to the extent available the Securities Transfer Records in accordance with Paragraph 35 below.

35. For purposes of distributing the Net Settlement Fund to Eligible Class Members, GameSquare shall: (i) within twenty (20) business days after the Court's entry of the Scheduling Order, provide, or cause to be provided, to Plaintiff's Counsel or the Settlement Administrator in an electronically searchable form, such as Microsoft Excel, the Securities Transfer Records and an allocation report, "chill" report, or such other report generated by DTC providing, for each relevant DTC Participant as of the Redemption Date, the participant's "DTC number," the relevant number of shares of BRPM Common Stock, and the address or other contact information used to communicate with the appropriate representatives of each such DTC Participant; and (ii) within twenty (20) business days after the Court's entry of the Scheduling Order, provide, or cause to be provided, to Plaintiff's Counsel or the Settlement Administrator in an electronically-searchable form, such as Microsoft Excel, the stockholder information as maintained by the transfer agent of GameSquare for providing notice to the Class and issuing payments to Eligible Class Members.

36. The First Payment shall be used solely to fund expenses for notice to the Class. Any portion of the First Payment that is not actually expended to fund notice to the Class shall remain in the Escrow Account to be distributed or returned in accordance with Paragraph 13, but in no event shall Plaintiff or Plaintiff's Counsel

be liable for returning any costs incurred in connection with providing notice to the Class.

37. In addition to the information to be provided under Paragraph 35 above, Defendants and the Company, at the request of Plaintiff and/or Plaintiff's Counsel, and at no cost to the Settlement Fund, Plaintiff, Plaintiff's Counsel, or the Settlement Administrator, shall make reasonable efforts to provide such additional information as may be required to distribute the Net Settlement Fund to Eligible Class Members and to ensure that the Net Settlement Fund is paid only to Eligible Class Members, and as to Eligible Shares, and not to Excluded Persons, including, without limitation, using reasonable efforts to obtain suppression letters from Excluded Persons and/or Excluded Persons' brokers if requested to do so by the DTC. Attached hereto as Schedule 1 is a list of persons and entities identified by Defendants' counsel as Excluded Persons or identified as former officers and directors of BRPM/FaZe, as shown on page 246 of the Prospectus filed by BRPM on June 21, 2022. For each of the Excluded Persons listed on Schedule 1, Defendants shall, within ten (10) business days following entry of the Order and Final Judgment by the Court, at no cost to the Settlement Fund, Plaintiff's Counsel, or the Settlement Administrator, provide the Settlement Administrator or Plaintiff's Counsel with the following information to the extent available to Defendants; (a) an indication of whether information available to Defendants shows that the Excluded Person was, at the

Redemption Date, either (i) a record owner of shares of BRPM Class A common stock or (ii) a beneficial owner of shares of BRPM Class A common stock whose shares were held via a financial institution on behalf of the Excluded Person ("Beneficial Owner"); (b) the number of shares of BRPM Class A common stock beneficially owned by the Excluded Person at the Closing and for which the Excluded Person received the Acquisition Consideration ("Excluded Shares"); and (c) for each Excluded Person that is a Beneficial Owner, the name and "DTC Number" of the financial institution where their Excluded Shares were held and the Excluded Person's account number at such financial institution. Excluded Persons shall not have any right to receive any part of the Settlement Fund for their own account(s) (*i.e.*, accounts in which they hold a proprietary interest), or any additional amount based on any claim relating to the fact that Settlement proceeds are being received by any other stockholder, under any theory, including, but not limited to, contract, application of statutory or judicial law, or equity.

38. The Net Settlement Fund shall be distributed to Eligible Class Members in accordance with the following Plan of Allocation, which is subject to approval by the Court.

39. Notwithstanding anything to the contrary in this Stipulation, the Plan of Allocation is not a necessary term of the Settlement or this Stipulation, and it is not a condition of the Settlement or this Stipulation that any particular plan of

allocation be approved by the Court. Plaintiff and Plaintiff's Counsel may not cancel or terminate the Settlement (or this Stipulation) based on the Court's or any appellate court's ruling with respect to the Plan of Allocation or any other plan of allocation in connection with the Settlement.

40. The Net Settlement Fund shall be distributed to Eligible Class Members only after the Effective Date of the Settlement and after: (a) all Notice Costs, all Administration Costs, all Taxes, and any Fee and Expense Award have been paid from the Settlement Fund or reserved; and (b) the Court has entered the Class Distribution Order. At such time that Plaintiff's Counsel, in its sole discretion, deems it appropriate to move forward with the distribution of the Net Settlement Fund to the Class, Plaintiff's Counsel will apply to the Court, on notice to Defendants' Counsel and GameSquare Counsel, for the Class Distribution Order.

41. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Class Members. Plaintiff, Defendants, GameSquare, and the other Released Defendant Parties and Released GameSquare Parties, and each of their respective counsel, shall have no liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund, the determination, administration, or calculation of any payment from the Net Settlement Fund, the nonperformance of the Settlement Administrator or a nominee holding shares on behalf of a Class Member, the payment or withholding of Taxes (including interest

and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

42. All proceedings with respect to the administration of the Settlement and distribution pursuant to the Class Distribution Order shall be subject to the exclusive jurisdiction of the Court.

K. <u>Termination of Settlement; Effect of Termination</u>

43. Plaintiff, Defendants (as a Defendant group that unanimously agrees amongst themselves) and GameSquare shall each have the right to terminate the Settlement and this Stipulation by providing a Termination Notice to the other parties to this Stipulation within thirty (30) calendar days of: (a) the Court's final refusal to enter the Scheduling Order in any material respect and such final refusal decision has become Final; (b) the Court's refusal to approve this Stipulation, the Settlement, or any part of it that materially affects any Party's rights or obligations hereunder and such final refusal decision has become Final; (c) the Court's declining to enter the Order and Final Judgment in any material respect and such final refusal decision has become Final; or (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by an appellate court and such order modifying or reversing the Order and Final Judgment becomes Final. In addition to the foregoing, Plaintiff shall have the unilateral right to terminate the Settlement and this Stipulation, by providing a Termination Notice within thirty (30) calendar days

of any failure of the Insurance Carrier or the Company to pay the full payment of the Settlement Amount into the Escrow Account in a timely manner in accordance with Paragraph B(2)(a) of this Stipulation; or (b) if GameSquare suffers a Material Adverse Event as defined *supra* before the Settlement becomes Final. For the avoidance of doubt, the Parties stipulate and agree that any change to the scope or substance of the Releases provided for in this Stipulation and the Settlement would constitute a material change that gives rise to each of the Parties' rights to terminate this Stipulation and the Settlement. Neither a modification nor a reversal on appeal of any Fee and Expense Award awarded by the Court or any order modifying or rejecting the Plan of Allocation shall be deemed a material modification of the Order and Final Judgment or this Stipulation.

44. In the event that the Settlement is terminated pursuant to the terms of Paragraph 43 of this Stipulation or the Effective Date otherwise fails to occur for any other reason, then (a) the Settlement and this Stipulation (other than this Paragraph 44 and Paragraphs 7, 9, 21, 26, 29, 42, 43, 47, 48, 63, and 64 of this Stipulation) shall be canceled and terminated; (b) any judgment entered in the Action and any related orders entered by the Court shall in all events be treated as vacated, *nunc pro tunc*; (c) the Releases provided under the Settlement shall be null and void; (d) the fact of, and negotiations and other discussions leading to, the Settlement shall not be admissible in any proceeding before any court or tribunal; (e) all proceedings

in the Action shall revert to their status as of immediately prior to the execution of the Settlement Term Sheet on August 27, 2024; (f) the Parties shall meet and confer and jointly petition the Court for a case scheduling order; (g) the Parties shall proceed in all respects as if the Settlement and this Stipulation (other than this Paragraph) had not been entered into by the Parties; and (h) within fifteen (15) calendar days after joint written notification of termination is sent by the Parties' counsel to the Escrow Agent, the Settlement Fund (including accrued interest thereon, and any other change in value as a result of the investment of all or any portion of the Settlement Fund, and any funds received by Plaintiff's Counsel consistent with Paragraph 21 of this Stipulation), less any Notice Costs and Administration Costs actually incurred, paid, or payable, and less any Taxes and Tax Expenses paid, due, or owing, shall be refunded by the Escrow Agent directly to the Persons who made payments pursuant to Paragraph B(2)(a) above in such amounts as directed by Defendants' Counsel and/or GameSquare Counsel. In the event that the funds received by Plaintiff's Counsel consistent with Paragraph 21 of this Stipulation above have not been refunded to the Settlement Fund within the fifteen (15) calendar days specified in this Paragraph, those funds shall be refunded by the Escrow Agent immediately upon their deposit into the Escrow Account directly to the Persons who made payment pursuant to Paragraph B(2)(a) above in such

amounts as directed by Defendants' Counsel and/or GameSquare Counsel consistent with Paragraph 21 of this Stipulation.

L. No Admission of Liability

45. It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, GameSquare, or any of Released Defendant Parties, as to (i) the truth of any fact alleged by Plaintiff, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiff that any of his claims lack merit in any respect, that any of Defendants had meritorious defenses, or that damages recoverable from Defendants under the Complaint would not have exceeded the Settlement Amount.

46. The Released Parties may file this Stipulation and/or the Order and Final Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of

claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

M. Miscellaneous Provisions

47. GameSquare warrants that, as to the payments made or to be made on behalf of the Company or Defendants pursuant to the Settlement and this Stipulation, at the time of entering into this Stipulation and at the time of such payment, to the best of its knowledge, neither the Company nor the Insurance Carrier is insolvent, nor will the payment required to be made on behalf of the Company or Defendants render the Company or the Insurance Carrier insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. GameSquare further warrants that, should GameSquare and/or the Entity Defendants elect to fund a portion of the Second Payment in the form of freely tradeable, unrestricted shares of GameSquare common stock, then GameSquare will be prepared to legally and properly issue such freely tradable, unrestricted common stock at the time that the Second Payment comes due.

48. In the event of the entry of a Final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof on behalf of GameSquare or Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by

others, then, at the election of Plaintiff, the Parties shall jointly move the Court to vacate and set aside the Releases given and the Order and Final Judgment entered pursuant to this Stipulation, in which event (i) the Releases and the Order and Final Judgment shall be null and void; (ii) the Parties shall be restored to their respective positions in the litigation as provided in Paragraph 44 of this Stipulation; (iii) Plaintiff's Counsel shall refund the Fee and Expense Award consistent with Paragraph 21 of this Stipulation; and (iv) any cash amounts in the Settlement Fund (less any Taxes paid, due, or owing with respect to the Settlement Fund, and less any Notice and Administration Costs actually incurred, paid, or payable) shall be returned to GameSquare and/or the Insurance Carrier as provided in this Stipulation.

49. The Parties and their respective counsel agree to cooperate fully with one another to obtain (and, if necessary, defend on appeal) all necessary approvals of the Court required of this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

50. The Parties agree that in the event of any breach of this Stipulation, all of the Parties' rights and remedies at law, equity, or otherwise, are expressly reserved.

51. This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or email. Each counterpart when so

executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

52. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

53. If any deadline set forth in this Stipulation or the Exhibits thereto falls on a Saturday, Sunday, or legal holiday, that deadline will be continued to the next business day.

54. Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.

55. Plaintiff represents and warrants that none of Released Plaintiff's Claims have been assigned, encumbered, or in any manner transferred, in whole or in part.

56. This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of all of the Parties (or their successors-in-interest).

57. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall

have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

58. This Stipulation is and shall be binding upon, and shall inure to the benefit of, the Parties (and, in the case of the Releases, all Released Parties as third-party beneficiaries), and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns, including, without limitation, any corporation or other entity with which any party hereto may merge, reorganize, or otherwise consolidate.

59. Notwithstanding the entry of the Order and Final Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of this Stipulation and the Settlement, and all of the Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of this Stipulation. For any such action (but no other action) brought in this Court, each of the Parties (i) consents to personal jurisdiction,

(ii) consents to service of process on such Party by email to its undersigned counsel, and (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum.

60. The construction and interpretation of this Stipulation, and any and all disputes arising out of or relating in any way to this Stipulation, shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto. Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in this Court.

61. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

62. Except as otherwise provided herein, each Party shall bear its own costs.

63. Whether or not this Stipulation is approved by the Court and whether or not the Settlement is consummated, or the Effective Date occurs, the Parties and their respective counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with this Stipulation confidential.

64. All agreements made and orders entered during the course of this Action relating to the confidentiality of information, including, without limitation,

the Confidentiality Order, shall survive the Settlement and entry of the Order and Final Judgment.

65. This Stipulation and the Exhibits (Exhibit A: [Proposed] Scheduling Order With Respect to Notice and Settlement Hearing; Exhibit B: Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear; Exhibit C: Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear; Exhibit D: [Proposed] Order and Final Judgment; and Exhibit E: Plan of Allocation) constitute the entire agreement among the Parties with respect to the subject matter hereof. The Exhibits are incorporated by reference as if set forth herein verbatim, and the terms of all Exhibits are expressly made part of this Stipulation, provided, however, that if there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit, the terms of the Stipulation shall prevail. No representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in this Stipulation or the Exhibits.

66. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes between the Released Plaintiff Parties and the Released Defendant Parties or Released GameSquare Parties. Accordingly,

Plaintiff, Defendants, GameSquare, and their respective counsel agree not to assert in any forum or to any authority that this Action was brought by Plaintiff or defended by Defendants or GameSquare in bad faith or without a reasonable basis. Plaintiff, Defendants, and the Company represent and agree that the terms of the Settlement reached between Plaintiff, Defendants, and GameSquare were negotiated at arm's-length and in good faith by Plaintiff, Defendants, and GameSquare, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

67. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants, GameSquare, and their respective counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, the Parties and their respective counsel shall not make any accusations of wrongful or actionable conduct by any Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

68. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Class Members is being given or will be given by Plaintiff,

Defendants, GameSquare, or their respective counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Class Member's tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.

IN WITNESS WHEREOF, the Parties, through their undersigned counsel, have executed this Stipulation effective as of the Effective Date set forth above.

Dated: February 13, 2025

OF COUNSEL:

LEVI & KORSINSKY, LLP

Donald J. Enright
1101 Vermont Ave., Suite 700
Washington, DC 20005
(202) 524-4290

ASHBY & GEDDES, P.A.

/s/ Tiffany Geyer Lydon
Stephen E. Jenkins (#2152)
Tiffany Geyer Lydon (#3950)
500 Delaware Avenue, 8th Floor
P.O. Box 1150
Wilmington, Delaware 19899
(302) 654-1888
SJenkins@ashbygeddes.com
TLydon@ashbygeddes.com

Attorneys for Plaintiff Nathan Carter

OF COUNSEL:

WILLKIE FARR & GALLAGHER LLP

Jeffrey B. Korn
Richard Li (#6051)
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

RICHARDS, LAYTON & FINGER, P.A.

/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
gallagher@rlf.com

Attorneys for Defendants B. Riley Securities, Inc., B. Riley Principal 150 Sponsor Co., LLC, B. Riley Principal Investments, LLC, B. Riley Financial, Inc., Daniel Shribman, Bryant Riley, Nicholas Hammerschlag, Ross Levinsohn, Samuel McBride, and Timothy M. Presutti

OF COUNSEL:

BAKERHOSTETLER

JR Lanis
1900 Avenue of the Stars, Suite 2700
Los Angeles, CA 90067
(310) 562-8073
jrlanis@bakerlaw.com

BAKERHOSTETLER

/s/ Michael E. Neminski
Michael E. Neminski (No. 6723)
1201 North Market Street, Suite 1407
Wilmington, DE 19801
(302) 219-2799
mneminski@bakerlaw.com

Attorney for Third Party GameSquare Holdings, Inc.